UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2002

TRIQUINT SEMICONDUCTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-22660	95-3654013
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

2300 NE Brookwood Parkway
Hillsboro, OR 97124
(Address of principal executive offices)

(503) 615-9000
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

(a)           On July 1, 2002 (the “Closing Date”), TriQuint Semiconductor, Inc. (“TriQuint”), finalized the acquisition of Infineon Technologies AG’s (“Infineon”) gallium arsenide semiconductor business (“Infineon’s GaAs Business”) pursuant to an Amended Sale and Transfer Agreement between Infineon, Infineon Technologies North America Corp., TriQuint and TriQuint GmbH dated as of April 29, 2002 (the “Agreement”).  The acquisition of Infineon’s GaAs Business (“Acquisition”) will be accounted for as a purchase.

As of the Closing Date, TriQuint paid Infineon EUR 50.0 million, of which EUR 5.0 million is held in a one year warranty reserve.  Pursuant to the Agreement, Infineon may earn up to an additional EUR 74 million over a 24-month period based upon revenues generated by Infineon’s GaAs Business, for an aggregate purchase price of EUR 124.0 million.

The purchase price and other terms of the transaction were determined by arms-length negotiations between TriQuint and Infineon.  Prior to the Closing Date of the Acquisition, none of TriQuint, its affiliates, officers or directors, had any material relationship with Infineon or any affiliate, officer or director of Infineon.

The above description of the Acquisition is a summary only.  A copy of the Amended Sale and Transfer Agreement, the Interim Supply Agreement by and between TriQuint and Infineon dated July 1, 2002 (the “Interim Supply Agreement”), the Side Letter to the Interim Supply Agreement dated July 1, 2002, the Cooperation Agreement by and between TriQuint and Infineon dated July 1, 2002, the Transition Services Agreement by and between TriQuint and Infineon dated July 1, 2002, the Basic Supply Agreement Relating to the Supply of Highly Reliable Semiconductor Products and Assignment of Customer Contracts by and between TriQuint and Infineon dated July 1, 2002, the Backend Foundry Agreement by and between TriQuint and Infineon dated July 1, 2002 (the “Backend Foundry Agreement”), the Side Letter to the Backend Foundry Agreement dated July 1, 2002 and the Interim Lease Agreement by and between TriQuint and Infineon dated April 22, 2002 are filed herewith as Exhibits 2.1, 2.1.1., 2.1.2, 2.1.3, 2.1.4, 2.1.5, 2.1.6, 2.1.7 and 2.1.8, respectively, and describe the terms of the Acquisition.  Such exhibits are incorporated herein by reference.

(b)           Prior to the Acquisition, Infineon’s GaAs Business was a provider of design and manufacturing of GaAs products.  TriQuint intends to continue to use this business in the same capacity over the next 12 months utilizing the Interim Supply Agreement, then transferring the manufacturing processes to its Oregon facility.  At the present time, TriQuint does not have any plans to close the design center.

Item 7. Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

TriQuint will file financial information by amendment to this report as soon as possible, but not later than sixty days after the date that this report was required to be filed initially.

(b)           Pro forma financial information.

TriQuint will file financial information by amendment to this report as soon as possible, but not later than sixty days after the date that this report was required to be filed initially.

(c)                                  Exhibits.

Exhibit	Description

2.1*	Amended Sale and Transfer Agreement between Infineon Technologies AG, Infineon Technologies North America Corp., TriQuint Semiconductor, Inc. and TriQuint GmbH dated as of April 29, 2002

2.1.1*	Interim Supply Agreement by and between and Infineon Technologies AG dated July 1, 2002

2.1.2*	Side Letter to the Interim Supply Agreement dated July 1, 2002

2.1.3*	Cooperation Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.4	Transition Services Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.5*

Basic Supply Agreement Relating to the Supply of Highly Reliable Semiconductor Products and Assignment of Customer Contracts by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.6*	Backend Foundry Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.7*	Side Letter to Backend Foundry Agreement dated July 1, 2002

2.1.8*	Interim Lease Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

*                 A request for confidential treatment of certain portions of such agreement has been submitted to the Securities and Exchange Commission with respect to such exhibit.  Omitted portions have been filed separately with the Securities and Exchange Commission.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted.  The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 12, 2002	By:	/s/ Raymond A. Link
Raymond A. Link
Vice President, Finance and Administration, Chief Financial Officer and Secretary

Index to Exhibits

Exhibit	Description

2.1*	Amended Sale and Transfer Agreement between Infineon Technologies AG, Infineon Technologies North America Corp., TriQuint Semiconductor, Inc. and TriQuint GmbH dated as of April 29, 2002

2.1.1*	Interim Supply Agreement by and between and Infineon Technologies AG dated July 1, 2002

2.1.2*	Side Letter to the Interim Supply Agreement dated July 1, 2002

2.1.3*	Cooperation Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.4	Transition Services Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.5*

Basic Supply Agreement Relating to the Supply of Highly Reliable Semiconductor Products and Assignment of Customer Contracts by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.6*	Backend Foundry Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

2.1.7*	Side Letter to the Backend Foundry Agreement dated July 1, 2002

2.1.8*	Interim Lease Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002

*                 A request for confidential treatment of certain portions of such agreement has been submitted to the Securities and Exchange Commission with respect to such exhibit.  Omitted portions have been filed separately with the Securities and Exchange Commission.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted.  The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.